--------------------------------------------------------------------------------
                            INDEMNIFICATION AGREEMENT

                                      among

                        FINANCIAL SECURITY ASSURANCE INC.

                     HOMEGOLD HOME EQUITY LOAN TRUST 1999-1

                     EMERGENT MORTGAGE HOLDINGS CORPORATION

                            HOMEGOLD FINANCIAL, INC.

                                 HOMEGOLD, INC.

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

                                       and

                       PRUDENTIAL SECURITIES INCORPORATED



                            Dated as of May 19, 1999


                     HomeGold Home Equity Loan Trust 1999-1
                      $53,964,000 HomeGold Home Equity Loan
                        Asset Backed Notes Series 1999-1


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                            Page
Section 1.    Definitions.....................................................................................1

Section 2.    Representations, Warranties and Agreements of Financial Security................................3

Section 3.    Representations, Warranties and Agreements of the Underwriter...................................6

Section 4.    Indemnification.................................................................................6

Section 5.    Indemnification Procedures......................................................................7

Section 6.    Contribution....................................................................................8

Section 7.    Miscellaneous...................................................................................9


EXHIBIT

Exhibit A     Opinion of General Counsel

                            INDEMNIFICATION AGREEMENT

                  INDEMNIFICATION AGREEMENT dated as of May 19, 1999, among FINANCIAL SECURITY ASSURANCE INC. ("Financial Security"), HOMEGOLD HOME EQUITY LOAN TRUST 1999-1 (the "Issuer"), EMERGENT MORTGAGE HOLDINGS CORPORATION (the "Seller"), HOMEGOLD, INC. (the "Originator"), HOMEGOLD FINANCIAL, INC. (the "Company"), PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION (the "Depositor") and PRUDENTIAL SECURITIES INCORPORATED (the "Underwriter"):

                  Section 1. Definitions. Capitalized terms used herein and not defined shall have the meanings assigned in the Insurance Agreement or, if not defined therein, in the Glossary of Terms attached as Exhibit A to each of the Sale and Servicing Agreement, the Indenture and the Trust Agreement. For purposes of this Agreement, the following terms shall have the meanings provided below:

                  "Agreement" means this Indemnification Agreement, as amended from time to time.

                  "Company Party" means any of the Company, its parent, subsidiaries and affiliates and any shareholder, director, officer, employee, agent or "controlling person" (as such term is used in the Securities Act) of any of the foregoing.

                  "Depositor Party" means any of the Depositor, its parent, subsidiaries and affiliates and any shareholder, director, officer, employee, agent or "controlling person" (as such term is used in the Securities Act) of any of the foregoing.

                  "Financial Security Agreements" means this Agreement and the Insurance Agreement.

                  "Financial Security Information" has the meaning provided in
Section 2(g) hereof.

                  "Financial Security Party" means any of Financial Security, its parent, subsidiaries and affiliates, and any shareholder, director, officer, employee, agent or "controlling person" (as such term is used in the Securities
Act) of any of the foregoing.

                  "Indemnified Party" means any party entitled to any indemnification pursuant to Section 4 hereof.

                  "Indemnifying Party" means any party required to provide indemnification pursuant to Section 4 hereof.

                  "Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of May 1, 1999, by and among Financial Security, the Depositor, the Company, the Originator, the Seller, HomeGold Residual Corporation and the Issuer.

                  "Indenture" means the Indenture, dated as of May 1, 1999, between the Issuer and First Union National Bank, as indenture trustee.

                  "Issuer Party" means any of the Issuer, its parent, subsidiaries and affiliates and any shareholder, director, officer, employee, agent or "controlling person" (as such term is used in the Securities Act) of any of the foregoing.

                  "Losses" means (a) any actual out-of-pocket damages incurred by the party entitled to indemnification or contribution hereunder, (b) any actual out-of-pocket costs or actual expenses reasonably incurred by such party, including reasonable fees or expenses of its counsel and other expenses incurred in connection with investigating or defending any claim, action or other proceeding which entitle such party to be indemnified hereunder (subject to the limitations set forth in Section 5 hereof), to the extent not paid, satisfied or reimbursed from funds provided by any other Person other than an affiliate of such party (provided that the foregoing shall not create or imply any obligation to pursue recourse against any such other Person), plus (c) interest on the amount paid by the party entitled to indemnification or contribution from the date of such payment to the date of payment by the party who is obligated to indemnify or contribute hereunder at the statutory rate applicable to judgments for breach of contract.

                  "Notes" means the HomeGold Home Equity Loan Trust 1999-1, $53,964,000 HomeGold Home Equity Loan Asset Backed Notes, Series 1999-1, issued by the Issuer pursuant to the Indenture.

                  "Offering Circular" means the Prospectus relating to the Notes dated March 23, 1999, as supplemented by the Prospectus Supplement relating to the Notes dated May 19, 1999.

                  "Offering Document" means the Offering Circular and any amendments or supplements thereto and any other material or documents delivered by the Underwriter to any Person in connection with the offer or sale of the Notes.

                  "Originator Party" means any of the Originator, its parent, subsidiaries and affiliates and any shareholder, director, officer, employee, agent or "controlling person" (as such term is used in the Securities Act) of any of the foregoing.

                  "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization or other organization or entity (whether governmental or private).

                  "Policy" means the financial guaranty insurance policy, including any endorsements thereto, issued by Financial Security with respect to the Notes.

                  "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of May 1, 1999, among the Issuer as issuer, the Originator as servicer, Fairbanks Capital Corp. as back-up servicer, the Depositor as depositor and First Union National Bank as indenture trustee.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "Seller Party" means any of the Seller, its parent, subsidiaries and affiliates and any shareholder, director, officer, employee, agent or "controlling person" (as such term is used in the Securities Act) of any of the foregoing.

                  "Underwriting Agreement" means the Underwriting Agreement, dated May 19, 1999, among the Issuer, the Depositor and the Underwriter in respect of the Notes.

                  "Underwriter Information" has the meaning provided in Section 3(b) hereof.

                  "Underwriter Party" means any of the Underwriter, its parent, subsidiaries and affiliates and any shareholder, director, officer, employee, agent or "controlling person" (as such term is used in the Securities Act) of any of the foregoing.

                  Section 2. Representations, Warranties and Agreements of Financial Security. Financial Security represents, warrants and agrees, as of the date hereof and as of the Closing Date, as follows:

                  (a) Organization, Etc. Financial Security is a stock insurance company duly organized, validly existing, in good standing and authorized to transact financial guaranty insurance business under the laws of the State of New York.

                  (b) Authorization, Etc. The Policy and the Financial Security Agreements have been duly authorized, executed and delivered by Financial Security.

                  (c) Validity, Etc. The Policy and the Financial Security Agreements constitute legal, valid and binding obligations of Financial Security, enforceable against Financial Security in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, rehabilitation, moratorium and other similar laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy or insolvency of Financial Security and to the application of general principles of equity and subject, in the case of this Agreement, to principles of public policy limiting the right to enforce the indemnification provisions contained herein.

                  (d) Exemption From Registration. The Policy is exempt from registration under the Securities Act.

                  (e) No Conflicts. Neither the execution or delivery by Financial Security of the Policy or the Financial Security Agreements, nor the performance by Financial Security of its obligations thereunder, will conflict with any provision of the certificate of incorporation or the bylaws of Financial Security nor result in a breach of, or constitute a default under, any material agreement or other instrument to which Financial Security is a party or by which any of its property is bound nor violate any judgment, order or decree applicable to Financial Security of any governmental or regulatory body, administrative agency, court or arbitrator having jurisdiction over Financial Security (except that, in the published opinion of the Securities and Exchange Commission, the indemnification provisions of this Agreement, insofar as they relate to indemnification for liabilities arising under the Securities Act, are against public policy as expressed in the Securities Act and are therefore unenforceable).

                  (f) Financial Information. The consolidated balance sheets of Financial Security as of December 31, 1998 and December 31, 1997 and the related consolidated statements of income, changes in shareholder's equity and cash flows for the fiscal years then ended and the interim consolidated balance sheet of Financial Security as of March 31, 1999, and the related statements of income, changes in shareholder's equity and cash flows for the interim period then ended, furnished by Financial Security for use in the Offering Circular, fairly present in all material respects the financial condition of Financial Security as of such dates and for such periods in accordance with generally accepted accounting principles consistently applied except as noted therein (subject as to interim statements to normal year-end adjustments) and since the date of the most current interim consolidated balance sheet referred to above there has been no change in the financial condition of Financial Security which would materially and adversely affect its ability to perform its obligations under the Policy.

                  (g) Financial Security Information. The information in the Offering Circular set forth under the caption "The Insurer" (as revised from time to time in accordance with the provisions hereof, the "Financial Security Information") is limited and does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant in connection with the offer and sale of securities of such registrant registered under the Securities Act. Within such limited scope of disclosure, however, as of the date of the Offering Circular and as of the date hereof, the Financial Security Information does not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  (h) Additional Information. Financial Security will furnish to the Issuer, the Seller, the Originator, the Company, the Depositor or the Underwriter, upon request of the Issuer, the Seller, the Originator, the Company, the Depositor or the Underwriter, as the case may be, copies of Financial Security's most recent financial statements (annual or interim, as the case may be) which fairly present in all material respects the financial condition of Financial Security as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied except as noted therein (subject, as to interim statements, to normal year-end adjustments); provided, however, that, if the Issuer, the Seller, the Originator, the Company, the Depositor or the Underwriter shall require a manually signed report or consent of Financial Security's auditors in connection with such financial statements, such report or consent shall be at the expense of the Issuer, the Seller, the Originator, the Company, the Depositor or the Underwriter, as the case may be. In addition, if the delivery of an Offering Circular relating to the Notes is required at any time prior to the expiration of nine months after the time of issue of the Offering Circular in connection with the offering or sale of the Notes, the Issuer, the Depositor or the Underwriter will notify Financial Security of such requirement to deliver an Offering Circular and Financial Security will promptly provide the Issuer, the Depositor and the Underwriter with any revisions to the Financial Security Information that are in the judgment of Financial Security necessary to prepare an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission.

                  (i) Opinion of Counsel. Financial Security will furnish to the Issuer, the Seller, the Originator, the Company, the Depositor and the Underwriter on the closing date for the sale of the Notes an opinion of its Associate General Counsel, to the effect set forth in Exhibit A attached hereto, dated such closing date and addressed to the Issuer, the Seller, the Originator, the Company, the Depositor and the Underwriter.

                  (j) Consents and Reports of Independent Accountants. Financial Security will furnish to the Issuer, the Seller, the Originator, the Company, the Depositor and the Underwriter, upon request, as comfort from its independent accountants in respect of its financial condition, (i) at the expense of the Person specified in the Insurance Agreement, a copy of the Offering Circular, including either a manually signed consent or a manually signed report of Financial Security's independent accountants and (ii) the quarterly review letter by Financial Security's independent accountants in respect of the most recent interim financial statements of Financial Security.

Nothing in this Agreement shall be construed as a representation or warranty by Financial Security concerning the rating of its claims-paying ability by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc. or any other rating agency (collectively, the "Rating Agencies"). The Rating Agencies, in assigning such ratings, take into account facts and assumptions not described in the Offering Circular and the facts and assumptions which are considered by the Rating Agencies, and the ratings issued thereby, are subject to change over time.

                  Section 3. Representations, Warranties and Agreements of the Underwriter. The Underwriter represents, warrants and agrees, as of the date hereof and as of the Closing Date, as follows:

                  (a) Compliance With Laws. The Underwriter will comply in all material respects with all legal requirements in connection with offers and sales of the Notes and make such offers and sales in the manner provided in the Offering Circular.

                  (b) Offering Document. The Underwriter will not use, or distribute to other broker-dealers for use, any Offering Document in connection with the offer and sale of the Notes unless such Offering Document includes such information as has been furnished by Financial Security for inclusion therein and the information therein concerning Financial Security has been approved by Financial Security in writing. Financial Security hereby consents to the information in respect of Financial Security included in the Offering Circular. Each Offering Document will include the following statement: "The Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law".

                  (c) Underwriting Information. All material provided by the Underwriter for inclusion in the Offering Documents, insofar as such information relates to the Underwriter, and any Derived Information (as defined in the Underwriting Agreement) (as revised from time to time, collectively the "Underwriter Information") is true and correct in all material respects. In respect of the Offering Documents, the Underwriter Information is limited to the information set forth under the caption "Plan of Distribution" in the Offering Documents.

                  Section 4. Indemnification. (a) Financial Security agrees, upon the terms and subject to the conditions provided herein, to indemnify, defend and hold harmless each Issuer Party, each Seller Party, each Originator Party, each Company Party, each Depositor Party and each Underwriter Party against (i) any and all Losses incurred by them with respect to the offer and sale of the Notes and resulting from Financial Security's breach of any of its representations, warranties or agreements set forth in Section 2 hereof and (ii) any and all Losses to which any Issuer Party, Seller Party, Originator Party, Company Party, Depositor Party or Underwriter Party may become subject, under the Securities Act or otherwise, insofar as such Losses arise out of or result from an untrue statement of a material fact contained in any Offering Document or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in the Financial Security Information included therein in accordance with the provisions hereof.

                  (b) The Underwriter agrees, upon the terms and subject to the conditions provided herein, to indemnify, defend and hold harmless each Financial Security Party against (i) any and all Losses incurred by them with respect to the offer and sale of the Notes and resulting from the Underwriter's breach of any of its representations, warranties or agreements set forth in
Section 3 hereof and (ii) any and all Losses to which any Financial Security Party may become subject, under the Securities Act or otherwise, insofar as such Losses arise out of or result from an untrue statement of a material fact contained in any Offering Document or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in the Underwriter Information included therein.

                  (c) Upon the incurrence of any Losses for which a party is entitled to indemnification hereunder, the Indemnifying Party shall reimburse the Indemnified Party promptly upon establishment by the Indemnified Party to the Indemnifying Party of the Losses incurred.

                  Section 5. Indemnification Procedures. Except as provided below in Section 6 with respect to contribution or in Section 7(e), the indemnification provided herein by an Indemnifying Party shall be the exclusive remedy of any and all Indemnified Parties for the breach of a representation, warranty or agreement hereunder by an Indemnifying Party; provided, however, that each Indemnified Party shall be entitled to pursue any other remedy at law or in equity for any such breach so long as the damages sought to be recovered shall not exceed the Losses incurred thereby resulting from such breach. In the event that any action or regulatory proceeding shall be commenced or claim asserted which may entitle an Indemnified Party to be indemnified under this Agreement, such party shall give the Indemnifying Party written or telegraphic notice of such action or claim reasonably promptly after receipt of written notice thereof. The Indemnifying Party shall be entitled to participate in and, upon notice to the Indemnified Party, assume the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, the Indemnified Party. The Indemnified Party will have the right to employ its own counsel in any such action in addition to the counsel of the Indemnifying Party, but the fees and expenses of such counsel will be at the expense of such Indemnified Party, unless (a) the employment of counsel by the Indemnified Party at its expense has been authorized in writing by the Indemnifying Party, (b) the Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, or (c) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnifying Party and one or more Indemnified Parties, and the Indemnified Parties shall have been advised by counsel that there may be one or more legal defenses available to them which are different from or additional to those available to the Indemnifying Party (it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Issuer Parties, one such firm for all Seller Parties, one such firm for all Originator Parties, one such firm for all Company Parties, one such firm for all Depositor Parties, one such firm for all Underwriter Parties and one such firm for all Financial Security Parties, as the case may be, which firm shall be designated in writing by the Issuer in respect of the Issuer Parties, by the Seller in respect of the Seller Parties, by the Originator in respect of the Originator Parties, by the Company in respect of the Company Parties, by the Depositor in respect of the Depositor Parties, by the Underwriter in respect of the Underwriter Parties, and by Financial Security in respect of the Financial Security Parties), in each of which cases the fees and expenses of counsel will be at the expense of the Indemnifying Party and all such fees and expenses will be reimbursed promptly as they are incurred. The Indemnifying Party shall not be liable for any settlement of any such claim or action unless the Indemnifying Party shall have consented thereto or been in default in its obligations hereunder. Any failure by an

Indemnified Party to comply with the provisions of this Section shall relieve the Indemnifying Party of liability only if such failure is prejudicial to the position of the Indemnifying Party and then only to the extent of such prejudice.

                  Section 6. Contribution. (a) To provide for just and equitable contribution if the indemnification provided by any Indemnifying Party is determined to be unavailable for any Indemnified Party (other than due to application of this Section), each Indemnifying Party shall contribute to the Losses arising from any breach of any of its representations, warranties or agreements contained in this Agreement in such proportion as is appropriate to reflect (i) the benefits received by such Indemnifying Party relative to the benefits received by the Indemnified Party or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with such Loss; provided, however, that an Indemnifying Party shall in no event be required to contribute to all Indemnified Parties an aggregate amount in excess of the Losses incurred by such Indemnified Parties resulting from the breach of representations, warranties or agreements contained in this Agreement.

                  (b) The relative fault of each Indemnifying Party, on the one hand, and of each Indemnified Party, on the other, shall be determined by reference to, among other things, whether the breach of, or alleged breach of, any representations, warranties or agreements contained in this Agreement relates to information supplied by, or action within the control of, the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such breach.

                  (c) The parties agree that Financial Security shall be solely responsible for the Financial Security Information, the Underwriter shall be solely responsible for the Underwriter Information and that, as and to the extent provided in the Insurance Agreement, the balance of the Offering Document shall be the responsibility of the Issuer, the Seller, the Originator, the Company and the Depositor.

                  (d) Notwithstanding anything in this Section 6 to the contrary, the Underwriter shall not be required to contribute an amount greater than the excess, if any, of (x) the purchase prices paid by investors to the Underwriter for the Notes over (y) the purchase price paid by the Underwriter for such Notes.

                  (e) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (f) Upon the incurrence of any Losses entitled to contribution hereunder, the contributor shall reimburse the party entitled to contribution promptly upon establishment by the party entitled to contribution to the contributor of the Losses incurred.

                  (g) The provisions relating to contribution set forth in this
Section 6 do not limit the rights of any party to indemnification under Section
4.

                  Section 7. Miscellaneous.

                  (a) Notices. All notices and other communications provided for under this Agreement shall be delivered to the address set forth below or to such other address as shall be designated by the recipient in a written notice to the other party or parties hereto.

If to Financial Security:    Financial Security Assurance Inc.
                             350 Park Avenue
                             New York, NY  10022
                             Attention:  Surveillance Department
                             Re:  Emergent Home Equity Loan Owner Trust 1999-1

If to the Issuer:            Emergent Home Equity Loan Trust 1999-1
                             c/o Wilmington Trust Company
                             Rodney Square North
                             1100 North Market Street
                             Wilmington, Delaware  19890-0001
                             Attention: Corporate Trust Administration

If to the Company:           HomeGold Financial, Inc.
                             3901 Pelham Road
                             Greenville, South Carolina  29615
                             Attention: Kevin J. Mast

If to the Depositor:         Prudential Securities Secured Financing Corporation
                             One New York Plaza, 15th Floor
                             New York, New York 10292
                             Attention: Manager--Asset-Backed Finance Group

If to the Seller:            Emergent Mortgage Holdings Corporation
                             44 East Camperdown Way
                             Greenville, South Carolina 29601
                             Attention: William P. Crawford, Jr.

If to the Originator:        HomeGold, Inc.
                             3901 Pelham Road
                             Greenville, South Carolina  29615
                             Attention: Laird Minor

If to the Underwriter:       Prudential Securities Incorporated

                             One New York Plaza, 15th Floor
                             New York, New York 10292
                             Attention:  Manager-Asset Finance Group

                  (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

                  (c) Assignments. This Agreement may not be assigned by any party without the express written consent of each other party. Any assignment made in violation of this Agreement shall be null and void.

                  (d) Amendments. Amendments of this Agreement shall be in writing signed by each party hereto.

                  (e) Survival, Etc. The indemnity and contribution agreements contained in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnifying Party, (ii) the issuance of the Notes or (iii) any termination of this Agreement or the Policy. The indemnification provided in this Agreement will be in addition to any liability which the parties hereto may otherwise have and shall in no way limit any rights or obligations of the parties under the Underwriting Agreement or the Insurance Agreement.

                  (f) Counterparts. This Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

                  (g) Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as trustee of HomeGold Home Equity Loan Trust 1999-1 under the Trust Agreement, dated as of May 1, 1999, with the Seller, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressly or impliedly contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or the other Basic Documents.

                  If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Standard Provisions incorporated herein by reference, shall constitute a binding agreement among the Underwriter, the Depositor and the Trust.

                                            Very truly yours,


                                            PRUDENTIAL SECURITIES SECURED
                                            FINANCING CORPORATION



                                            By: /s/ Mary Alice Kohs
                                               ---------------------------------
                                               Name:  Mary Alice Kohs
                                               Title: Vice President



                                            HOMNEGOLD HOME EQUITY LOAN
                                            TRUST 1999-1, Issuer


                                            By: WILMINGTON TRUST COMPANY
                                                 not in its individual capacity
                                                 but solely as Owner Trustee


                                            By: /s/ Emmet Harmon
                                               ---------------------------------
                                               Name:
                                               Title:


Accepted as of the date hereof:

PRUDENTIAL SECURITIES INCORPORATED


By: /s/ Brendan Keane
   ---------------------------------
   Name: Brendan Keane
   Title: Director

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

FINANCIAL SECURITY ASSURANCE                      HOMEGOLD INC.
INC.
                                               By: /s/  Laird Minor
                                                  ------------------------------
By: /s/ Glenn Tso                                  Name:
   ------------------------------                 Title:
   Name:
   Title:     Authorized Officer

                                               PRUDENTIAL SECURITIES SECURED
                                               FINANCING CORPORATION
HOMEGOLD HOME EQUITY LOAN
TRUST 1999-1
                                               By: /s/    Mary Alice Kohs
                                                  ------------------------------
By WILMINGTON TRUST COMPANY,                      Name:   Mary Alice Kohs
not in its individual capacity but solely as      Title:
 Owner Trustee


                                               PRUDENTIAL SECURITIES
By: /s/   Amy L. Martin                          INCORPORATED
   ------------------------------
   Name:  Amy L. Martin
   Title: Administrative Account Manager       By: /s/    Brendan N. Keane
                                                  ------------------------------
                                                  Name:   Brendan N. Keane
EMERGENT MORTGAGE HOLDINGS                        Title:  Director
CORPORATION

By: /s/ Laird Minor
   ------------------------------
   Name:
   Title:

HOMEGOLD FINANCIAL, INC.


By: /s/ Kevin Mast
   ------------------------------
   Name:
   Title:


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                                    EXHIBIT A

                           OPINION OF GENERAL COUNSEL

                  Based upon the foregoing, I am of the opinion that:

                  1. Financial Security is a stock insurance company duly organized, validly existing and authorized to transact financial guaranty insurance business under the laws of the State of New York.

                  2. The Policy and the Agreements have been duly authorized, executed and delivered by Financial Security.

                  3. The Policy and the Agreements constitute valid and binding obligations of Financial Security, enforceable against Financial Security in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, rehabilitation, moratorium and other similar laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy or insolvency of Financial Security and to the application of general principles of equity and subject, in the case of the Indemnification Agreement, to principles of public policy limiting the right to enforce the indemnification provisions contained therein insofar as they relate to indemnification for liabilities arising under applicable securities laws.

                  4. The Policy is exempt from registration under the Securities Act of 1933, as amended (the "Act").

                  5. Neither the execution or delivery by Financial Security of the Policy or the Agreements, nor the performance by Financial Security of its obligations thereunder, will conflict with any provision of the certificate of incorporation or the by-laws of Financial Security or, to the best of my knowledge, result in a breach of, or constitute a default under, any agreement or other instrument to which Financial Security is a party or by which it or any of its property is bound or, to the best of my knowledge, violate any judgment, order or decree applicable to Financial Security of any governmental or regulatory body, administrative agency, court or arbitrator having jurisdiction over Financial Security (except that in the published opinion of the Securities and Exchange Commission the indemnification provisions of the Indemnification Agreement, insofar as they relate to indemnification for liabilities arising under the Act, are against public policy as expressed in the Act and are therefore unenforceable).

                  In addition, please be advised that I have reviewed the description of Financial Security under the caption "The Insurer" in the Prospectus Supplement dated May 19, 1999 (the "Offering Document") of the Issuer with respect to the Notes. The information provided in the Offering Document with respect to Financial Security is limited and does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant under the Act in connection with a public offering and sale of securities of such registrant. Within such


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limited scope of disclosure, however, there has not come to my attention any information which would cause me to believe that the description of Financial Security referred to above, as of the date of the Offering Document or as of the date of this opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that I express no opinion with respect to any financial statements or other financial information contained or referred to therein).